UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	January 22, 2004
Date of Earliest Event Reported:	January 22, 2004

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho	83728-0001
(Address of principal executive offices)	(Zip Code)

208/384-6161
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.

	Exhibit 99.1	Boise Cascade Corporation earnings release dated January 22, 2004

	Exhibit 99.2	Selected pages from Boise Cascade Corporation’s Fourth Quarter 2003 Fact Book

Item 12.	Results of Operations and Financial Condition.

On January 22, 2004, we issued an earnings release announcing our fourth-quarter and full year 2003 financial results, a copy of which is attached as Exhibit 99.1.  Additionally, executive management will discuss our fourth-quarter and 2003 earnings during a webcast and conference call to be held today, January 22, at 12 noon (ET).  To access the webcast or conference call, please go to our website at www.bc.com.

We will issue our Fourth Quarter 2003 Fact Book before we file our annual report on Form 10-K in March.  In the interim period, selected pages from the Fact Book (Financial Highlights, Summary of Operations, Statistical Review/2002, and Statistical Review/2003) are attached as Exhibit 99.2.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement the GAAP presentations in this release, we also present the results of our operations before special items.  For example, in the attached press release, we present results that exclude items such as asset write-downs, the effect of accounting changes, and other items we believe are not indicative of our ongoing operations.  Further, in some instances in this release, we present results that exclude the impact of our recent acquisition of OfficeMax, Inc.  We believe this presentation, together with the GAAP presentation, allows investors to compare our core operating results within the period both before and after this acquisition and also to compare our core operations from period to period.  We believe our presentation of results before these special items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary
Date: January 22, 2004

EXHIBIT INDEX

Number	Description

99.1	Boise Cascade Corporation earnings release dated January 22, 2004

99.2	Selected pages from Boise Cascade Corporation’s Fourth Quarter 2003 Fact Book